Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACTS:
January 31, 2003	Proton Energy Systems
Francis X. Moran, Investor Relations
(203) 678-2355
The Financial Relations Board
Marilynn Meek: General Info (212) 445-8451
Nicole Engel: Analysts (212) 445-8452
Suzie Pileggi: Media (212) 445-8170

PROTON ENERGY SYSTEMS AND MATHESON TRI-GAS
REACH AGREEMENT TO END CONTRACT

WALLINGFORD, CT—Proton Energy Systems, Inc. (NASDAQ: PRTN), a leader in hydrogen generation and fuel cell technology and products, announced today that it has reached an agreement with Matheson Tri-Gas, Inc. to end its Development, Marketing and Distribution Agreement for small laboratory hydrogen generators.

“This is purely a business decision,” said Proton’s President and CEO Walter “Chip” Schroeder. “Although our relationship with Matheson over the course of this contract has been a constructive one, the economics of our agreement did not permit either company to realize a satisfactory return.” Schroeder went on to say that although the laboratory (small) hydrogen generators are premium products with a number of compelling features, Proton will focus on larger, higher margin products for the immediate future. “We may revisit business opportunities surrounding laboratory hydrogen generators later this year,” Schroeder stated.

The terms of the settlement agreement include:

•	Proton will continue to provide warranty support for its laboratory hydrogen generators already in the marketplace;
•	Proton will make repair parts available for sale to Matheson for five years;
•	Matheson will place a final purchase order for 55 units; and
•	Proton will not sell or market its own laboratory hydrogen generators until after June 30, 2003.

About Proton Energy Systems

Proton Energy Systems, Inc. (http://www.protonenergy.com) designs, develops and manufactures Proton Exchange Membrane, or PEM, electrochemical products that it employs in hydrogen generating devices and in regenerative fuel cell systems that function as power generating and energy storage devices. Proton’s HOGEN® and FuelGen™ hydrogen generators produce hydrogen from electricity and water in a clean and efficient process using its proprietary PEM technology. Proton is currently manufacturing and delivering HOGEN® hydrogen generators to customers for use in commercial applications. Proton’s UNIGEN® regenerative fuel cell systems, which it is currently developing, will combine Proton’s hydrogen generation technology with a fuel cell power generator to create an energy device that is able to produce and store the hydrogen fuel it can later use to generate electricity.

About Forward-Looking Statements

This news release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Statements contained herein concerning Proton’s goals, guidance, revenue projections, and other statements that are not statements of historical fact may be deemed to be forward-looking information. Without limiting the foregoing, words such as “anticipates,” “believes,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “should,” “will,” and “would” and other forms of these words or similar words are intended to identify forward-looking information. Proton’s actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors. Proton disclaims any obligation to update these forward-looking statements. Factors that could cause results to differ materially from those contained in Proton’s forward-looking statements include, but are not limited to, our failure to complete development of our products, failure of our products to achieve commercial acceptance, our inability to expand our production facilities, manufacture our products at commercially acceptable costs or establish distribution relationships, the impact of competitive products and other factors detailed in our Form 10-Q for the quarter ended September 30, 2002 and other filings made from time to time with the U.S. Securities and Exchange Commission.

FuelGen™, HIPRESS™, HOGEN® and UNIGEN® are Trademarks and/or Registered Trademarks of Proton Energy Systems, Inc.